Exhibit 31.21

RULE 13a-14(a)/15d-14(a) CERTIFICATION
OF PRINCIPAL EXECUTIVE OFFICER OF CILCORP INC.
(required by Section 302 of the Sarbanes-Oxley Act of 2002)

I, Gary L. Rainwater, certify that:

1. I have reviewed this report on Form 10-Q/A for the quarterly period ended September 30, 2005 of CILCORP Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 12, 2007

/s/ Gary L. Rainwater
Gary L. Rainwater
Chairman, President and Chief Executive Officer
(Principal Executive Officer)